UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            Date of report (Date of earliest event reported) September 17, 2007
                                                             ------------------

                               ESCALA GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

      Delaware                     1-11988                  22-2365834
      --------                     -------                  ----------
   (State or other         (Commission file number)      (I.R.S. employer
   jurisdiction of                                     identification no.)
  incorporation or
    organization)

                            5 Frances J. Clarke Blvd.
                                Bethel, CT 06801
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                  203-702-8480
              (Registrant's telephone number, including area code)

                                623 Fifth Avenue
                            New York, New York 10022
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant


(b) On September 17, 2007, the Audit Committee of Escala Group, Inc. (the "Company") engaged BDO Seidman, LLP ("BDO Seidman") as the Company's principal independent registered public accounting firm, effective immediately.

Prior to the engagement of BDO Seidman, neither the Company nor anyone on behalf of the Company consulted with BDO Seidman during the Company's two most recent fiscal years and through September 17, 2007, in any manner regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. During the Company's two most recent fiscal years and through September 17, 2007, the Company has not consulted with BDO Seidman regarding any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).


Item 8.01.  Other Events.

On September 25, 2007, the Board of Directors of the Company designated Antonio Arenas, the Company's current Chairman, to the newly created position of Executive Chairman, effective immediately. The designation was made in recognition of the substantial role Mr. Arenas plays in the development of the Company's strategic initiatives. It is expected that Mr. Arenas will continue to work closely with Matthew Walsh, whose responsibilities as President, Chief Financial Officer and acting Chief Executive Officer will remain unchanged.

Mr. Arenas, who was appointed as a director of the Company in December 2006 and as Chairman on May 16, 2007, is a managing director and the chief executive officer of Coalca, S.A., a company involved in the sale and distribution of consumer and pharmaceutical products, and land development in the Canary Islands and Spain. Mr. Arenas, who is 52 years old, also has significant experience serving as an independent advisor with companies pursuing turnaround strategies. His recent projects include serving as the senior advisor to Papeteries de Gaves, serving as a part-time managing director of TACISA, and serving as a senior advisor and member of the board of Exclusivas Roca S.L.

Mr. Arenas also acts a co-administrator of Central de Compras Coleccionables, SA ("CdC"), a wholly owned subsidiary of the Company. In such capacity, CdC compensates Mr. Arenas at an hourly rate. The Company and Mr. Arenas are currently negotiating a contract pursuant to which the Company will compensate Mr. Arenas for his services as Executive Chairman.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 1, 2007

                                    ESCALA GROUP INC.



                               By: /s/ Matthew Walsh
                                   -----------------
                                   Matthew Walsh, President, CFO and acting CEO


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